MoveMoney, Inc.

611 South Congress Avenue, Suite 350

Austin, Texas 78704

July 7, 2001

Sanjay Lall

C/o MoveMoney, Inc.

611 South Congress Avenue, Suite 350

Austin, Texas 78704

Re:

Repurchase of Common Stock

Dear Mr. Lall:

This letter confirms our mutual understanding that, whereas the board of directors of MoveMoney, Inc. (the “Company”) has deemed it to be in the best interests of the Company to repurchase a portion of the common stock held by the founders, the Company is repurchasing 750,000 shares of Common Stock that you purchased on March 11, 1999 (the “Shares”).

A check in the amount of $997.50 accompanies this letter.  The Company will immediately cancel the stock certificate that was issued in your name with respect to the Shares and will promptly provide a copy of such cancelled certificate to you, along with a new stock certificate representing your remaining ownership of common stock of the Company, by overnight delivery.  You acknowledge that you will have no further interest in the Company or any stockholder rights with respect to the repurchased Shares.

By signing below, you acknowledge that, as a founder, you are intimately involved with the business, operations and prospects of the Company.  As such, you affirm that you have received all the information you consider necessary or appropriate for deciding whether to agree to the repurchase of the Shares.  You further represent that you have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the repurchase of the Shares and the business, properties, prospects and financial condition of the Company.  You acknowledge that you have had an opportunity to consult with counsel regarding repurchase of the Shares, that you are able to fend for yourself and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of the repurchase of the Shares.

If you should have any questions regarding this letter, please contact the undersigned.

Very truly yours,

MOVEMONEY, INC.

       By: /s/ BALA VISHWANATH

Balamani S. Vishwanath

Chief Executive Officer

Agreed and acknowledged:

/s/ SANJAY LALL

Sanjay Lall